Exhibit 10.37

EMPLOYMENT AGREEMENT
Second Amendment
SECOND AMENDMENT, dated as of November 9, 2012 (“Second Amendment”) to the EMPLOYMENT AGREEMENT, dated as of June 4, 2008, and previously amended as of January 1, 2010, between Advance Auto Parts, Inc. (“Advance” or the “Company”), a Delaware corporation, and Michael A. Norona (the “Executive”) (the “Agreement”).
The Company and the Executive agree as follows:
3.     1.    Amendment of Section 4(h) of the Agreement. Effective December 31, 2012, Section 4(h) of the Agreement is hereby amended by amending the language thereof to read in its entirety as follows:
“(h)    Compliance With Code Section 409A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and operated so that the payment of the benefits set forth herein either shall either be exempt from the requirements of Section 409A of the Code or shall comply with the requirements of such provision; provided however that in no event shall the Company be liable to the Executive for or with respect to any taxes, penalties or interest which may be imposed upon the Executive pursuant to Section 409A. To the extent that any amount payable pursuant to Subsections 4(b), (d)(i), (d)(iii) or (f) constitutes a “deferral of compensation” subject to Section 409A (a “409A Payment”), then, if on the date of the Executive's “separation from service,” as such term is defined in Treas. Reg. Section 1.409A-1(h)(1), from the Company (his “Separation from Service”), the Executive is a “specified employee,” as such term is defined in Treas. Reg. Section 1.409-1(i), as determined from time to time by the Company, then such 409A Payment shall not be made to the Executive earlier than the earlier of (i) six (6) months after the Executive's Separation from Service; or (ii) the date of his death. The 409A Payments under this Agreement that would otherwise be made during such period shall be aggregated and paid in one lump sum, without interest, on the first business day following the end of the six (6) month period or following the date of the Executive's death, whichever is earlier, and the balance of the 409A Payments, if any, shall be paid in accordance with the applicable payment schedule provided in this Section 4. To the extent any 409A Payment is conditioned on the Executive (or his legal representative) executing a release of claims, which 409A Payment would be made in a later taxable year of the Executive than the taxable year in which his Separation from Service occurs if such release were executed and delivered and became irrevocable at the last possible date allowed under this Agreement, such 409A Payment will be paid no earlier than such later taxable year. In applying Section 409A to compensation paid pursuant to this Agreement, any right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. The Executive hereby acknowledges that he has been advised to seek and has sought the advice of a tax advisor with respect to the tax consequences to the Executive of all payments pursuant to this Agreement, including any adverse tax consequences or penalty taxes under Code Section 409A and applicable State tax law. Executive hereby agrees to bear the entire risk of any such adverse federal and State tax consequences and penalty taxes in the event any payment pursuant to this Agreement is deemed to be subject to Code Section 409A, and that no representations have been made to the Executive relating to the tax treatment of any payment pursuant to this Agreement under Code Section 409A and the corresponding provisions of any applicable State income tax laws.”
2.     Full Force and Effect. Except for those terms and provisions amended herein, all other terms and conditions in the Agreement shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Executive have executed this Second Amendment to the Agreement as of the date first written above.

Advance Auto Parts, Inc.
By:
Print Name: Sarah E. Powell Title: Senior Vice President, General Counsel and Corporate Secretary Address: 5008 Airport Road Roanoke, VA 24012 _____________________________________

Executive
Print Name: Michael A. Norona Signature: Address:

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